Exhibit 10.39

DOE (ATV)	TESLA MOTORS, INC.

FOR FFB USE ONLY		Note Date	January 20, 2010

Note Identifier:		Place of Issue	San Carlos, CA

Purchase Date:		Last Day for an Advance (¶3)	January 22, 2013

		Maximum Principal Amount (¶4)	$101,186,000

Maturity Date (¶5)	September 15, 2019

Payment Dates(¶7)	March 15, June 15, September 15, & December 15 of each year	First Principal Payment Date (¶8)	December 15, 2012

Security Instruments(¶19)	as listed in Schedule 1 hereto

FUTURE ADVANCE PROMISSORY NOTE

NOTE P

1.	Promise to Pay.

FOR VALUE RECEIVED, TESLA MOTORS, INC. (the “Borrower”, which term includes any successors or assigns), promises to pay the FEDERAL FINANCING BANK (“FFB”), a body corporate and instrumentality of the United States of America (FFB, for so long as it shall be the holder of this Note, and any successor or assignee of FFB, for so long as such successor or assignee shall be the holder of this Note, being the “Holder”), at the times, in the manner, and with interest at the rates to be established as hereinafter provided, such amounts as may be advanced from time to time by FFB to or for the account of the Borrower under this Note (each such amount being an “Advance” and more than one such amounts being “Advances”).

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DOE (ATV)	TESLA MOTORS, INC.

2.	Reference to Certain Agreements.

(a) Program Financing Agreement. This Note is one of the “Notes” referred to in, and entitled to the benefits of, the Program Financing Agreement dated as of September 16, 2009, made by and between FFB and the Secretary of Energy (the “Secretary”) (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the “Program Financing Agreement”).

(b) Note Purchase Agreement. This Note is one of the “Notes” referred to in, and entitled to the benefits of, the Note Purchase Agreement dated as of even date herewith, made by and among FFB, the Borrower, and the Secretary (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the “Note Purchase Agreement”).

3.	Advances; Advance Requests; Last Day for Advances.

(a) Subject to the terms and conditions of the Note Purchase Agreement, FFB shall make Advances under this Note in the amounts, at the times, and to the accounts requested by the Borrower from time to time, in each case upon delivery to FFB of a written request by the Borrower for an Advance under this Note, in the form of request attached to the Note Purchase Agreement as Exhibit A thereto (each such request being an “Advance Request”), completed as prescribed in the Note Purchase Agreement.

(b) To be effective, an Advance Request must first be delivered to the Department of Energy for approval and be approved by or on behalf of the Secretary in writing, and such Advance Request, together with written notification of the Secretary’s approval thereof, must be received by FFB on or before the third Business Day before the particular calendar date specified in such Advance Request that the Borrower requests to be the date on which the respective Advance is to be made.

(c) The Borrower hereby agrees that FFB, for its purposes, may consider any Advance Request approved by or on behalf of the Secretary and delivered to FFB in accordance with the terms of the Note Purchase Agreement to be an accurate representation of the Borrower’s request for an Advance under this Note and the Secretary’s approval of that Advance Request.

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DOE (ATV)	TESLA MOTORS, INC.

4.	Principal Amount of Advances; Maximum Principal Amount.

The principal amount of each Advance shall be the amount specified in the respective Advance Request; provided, however, that the aggregate principal amount of all Advances made under this Note may not exceed the particular amount specified on page 1 of this Note as the “Maximum Principal Amount.”

5.	Maturity Date.

This Note, and each Advance made hereunder, shall mature on the particular date specified on page 1 of this Note as the “Maturity Date” (such date being the “Maturity Date”).

6.	Computation of Interest on Each Advance.

(a) Subject to paragraphs 11 and 14 of this Note, interest on the outstanding principal of each Advance shall accrue from the date on which the respective Advance is made to the date on which such principal is due.

(b) Interest on each Advance shall be computed on the basis of (1) actual days elapsed from (but not including) the date on which the respective Advance is made (for the first payment of interest due under this Note for the respective Advance) or the date on which the payment of interest was last due (for all other payments of interest due under this Note for the respective Advance), to (and including) the date on which payment is next due, and (2) a year of 365 days.

(c) The interest rate applicable to each Advance shall be established by FFB at the time that the respective Advance is made on the basis of the determination made by the Secretary of the Treasury pursuant to section 136 of the Energy Independence and Security Act of 2007 (Pub. L. No. 110-140, 121 Stat. 1492, 1514), as amended (the “Program Authority”); provided, however, that the shortest maturity used as the basis for any basic interest rate determination shall be the remaining maturity of the most recently auctioned United States Treasury bills having the shortest maturity of all United States Treasury bills then being regularly auctioned.

7.	Payment of Interest; Payment Dates.

Interest accrued on the outstanding principal balance of each Advance shall be due and payable on each of the particular

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DOE (ATV)	TESLA MOTORS, INC.

dates specified on page 1 of this Note as “Payment Dates” (each such date being a “Payment Date”), beginning on the first Payment Date to occur after the date on which such Advance is made, up through and including the Maturity Date.

8.	Payment of Principal.

(a) The principal amount of each Advance shall be payable in installments, which payments shall be due beginning on the particular date specified as the “First Principal Payment Date” on page 1 of this Note (such date being the “First Principal Payment Date”), and shall be due on each Payment Date to occur thereafter until the principal of the respective Advance is repaid in full on or before the Maturity Date; provided, however, that with respect to each Advance that is made after the First Principal Payment Date, principal installments shall be due beginning on the second Payment Date to occur after the date on which the respective Advance is made.

(b) With respect to each Advance, the amount of principal due on the First Principal Payment Date, on each Payment Date to occur thereafter, and on the Maturity Date shall be, in each case, substantially equal to the amount of every other quarterly installment of principal and shall be sufficient, when added to all other such quarterly installments of equal principal, to repay the principal amount of the respective Advance in full on the Maturity Date.

9.	Business Days.

(a) Whenever any Payment Date or the Maturity Date shall fall on a day on which either FFB or the Federal Reserve Bank of New York is not open for business, the payment which would otherwise be due on such Payment Date or the Maturity Date shall be due on the first day thereafter on which FFB and the Federal Reserve Bank of New York are both open for business (any such day being a “Business Day”).

(b) In the case of a Payment Date falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on such Payment Date shall (1) be taken into account in establishing the interest rate for each Advance, and (2) be included in computing interest due in connection with such payment and excluded in computing interest due in connection with the next payment.

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DOE (ATV)	TESLA MOTORS, INC.

(c) In the case of the Maturity Date falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on the Maturity Date shall (1) be taken into account in establishing the interest rate for each Advance, and (2) be included in computing interest due in connection with such payment.

10.	Manner of Making Payments.

(a) For so long as FFB is the Holder of this Note, each payment under this Note shall be paid in immediately available funds by electronic funds transfer to the account of the United States Treasury (for credit to the subaccount of FFB) maintained at the Federal Reserve Bank of New York specified by FFB in a written notice to the Borrower, or to such other account as may be specified from time to time by FFB in a written notice to the Borrower.

(b) In the event that FFB is not the Holder of this Note, then each payment under this Note shall be made in immediately available funds by electronic funds transfer to such account as shall be specified by the Holder in a written notice to the Borrower.

11.	Late Payments.

(a) In the event that any payment of any amount owing under this Note is not made when and as due (any such amount being then an “Overdue Amount”), then the amount payable shall be such Overdue Amount plus interest thereon (such interest being the “Late Charge”) computed in accordance with this subparagraph (a):

(1) The Late Charge shall accrue from the scheduled date of payment for the Overdue Amount (taking into account paragraph 9 of this Note) to the date on which payment is made.

(2) The Late Charge shall be computed on the basis of (A) actual days elapsed from (but not including) the scheduled date of payment for such Overdue Amount (taking into account paragraph 9 of this Note) to (and including) the date on which payment is made, and (B) a year of 365 days.

(3) The Late Charge shall accrue at a rate (the “Late Charge Rate”) equal to one and one-half times the rate to be

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DOE (ATV)	TESLA MOTORS, INC.

determined by the Secretary of the Treasury taking into consideration the prevailing market yield on the remaining maturity of the most recently auctioned 13-week United States Treasury bills.

(4) The initial Late Charge Rate shall be in effect until the earlier to occur of either (A) the date on which payment of the Overdue Amount and the amount of the accrued Late Charge is made, or (B) the first Payment Date to occur after the scheduled date of payment for such Overdue Amount. In the event that the Overdue Amount and the amount of the accrued Late Charge are not paid on or before the such Payment Date, then the amount payable shall be the sum of the Overdue Amount and the amount of the accrued Late Charge, plus a Late Charge on such sum accruing at a new Late Charge Rate to be then determined in accordance with the principles of clause (3) of this subparagraph (a). For so long as any Overdue Amount remains unpaid, the Late Charge Rate shall be re-determined in accordance with the principles of clause (3) of this subparagraph (a) on each Payment Date to occur thereafter, and shall be applied to the Overdue Amount and all amounts of the accrued Late Charge to the date on which payment of the Overdue Amount and all amounts of the accrued Late Charge is made.

(b) Nothing in subparagraph (a) of this paragraph 11 shall be construed as permitting or implying that the Borrower may, without the written consent of the Holder, modify, extend, alter or affect in any manner whatsoever (except as explicitly provided herein) the right of the Holder to receive any and all payments on account of this Note on the dates specified in this Note.

12.	Final Due Date.

Notwithstanding anything in this Note to the contrary, all amounts outstanding under this Note remaining unpaid as of the Maturity Date shall be due and payable on the Maturity Date.

13.	Application of Payments.

Each payment made on this Note shall be applied first to the payment of Late Charges (if any) payable under paragraphs 11 and 15 of this Note, then to the payment of premiums (if any) payable under paragraph 14 of this Note, then to the payment of accrued interest, then on account of outstanding principal of this Note.

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DOE (ATV)	TESLA MOTORS, INC.

14.	Prepayments.

(a) The Borrower may elect to prepay all or any portion of the outstanding principal amount of any Advance made under this Note, or to prepay this Note in its entirety, in the manner, at the price, and subject to the limitations specified in this paragraph 14 (each such election being a “Prepayment Election”).

(b) The Borrower shall deliver to FFB (and if FFB is not the Holder, then also to the Holder) written notification of each Prepayment Election (each such notification being a “Prepayment Election Notice”), specifying:

(1) the Advance Identifier that FFB assigned to the respective Advance (as provided in the Note Purchase Agreement);

(2) the particular date on which the Borrower intends to prepay the respective Advance (such date being the “Intended Prepayment Date” for the respective Advance), which date must be a Business Day; and

(3) the amount of principal of the respective Advance that the Borrower intends to prepay, which amount may be either:

(A) the total outstanding principal amount of such Advance; or

(B) an amount less than the total outstanding principal amount of such Advance (any such amount being a “Portion”).

(c) To be effective, a Prepayment Election Notice must be received by FFB (and if FFB is not the Holder, then also by the Holder) on or before the fifth Business Day before the date specified therein as the Intended Prepayment Date for the respective Advance or Portion.

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DOE (ATV)	TESLA MOTORS, INC.

(d) The Borrower shall pay to the Holder a price for the prepayment of any Advance or Portion (such price being the “Prepayment Price” for such Advance or Portion) determined as follows:

(1) in the event that the Borrower elects to prepay the entire outstanding principal amount of any Advance, then the Borrower shall pay to the Holder a Prepayment Price for such Advance equal to the sum of:

(A) the price for such Advance that would, if such Advance (including all unpaid interest accrued thereon through the Intended Prepayment Date) were purchased by a third party and held to the Maturity Date, produce a yield to the third-party purchaser for the period from the date of purchase to the Maturity Date substantially equal to the interest rate that would be set on a loan from the Secretary of the Treasury to FFB to purchase an obligation having a payment schedule identical to the payment schedule of such Advance for the period from the Intended Prepayment Date to the Maturity Date; and

(B) all unpaid Late Charges (if any) accrued on such Advance through the Intended Prepayment Date;

(2) in the event that the Borrower elects to prepay a Portion of any Advance, then the Borrower shall pay to the Holder a Prepayment Price for such Portion that would equal such Portion’s pro rata share of the Prepayment Price that would be required for a prepayment of the entire principal amount of such Advance (determined in accordance with the principles of clause (1) of this subparagraph (d)); and

(3) in the event that the Borrower elects to prepay this Note in its entirety, then the Borrower shall pay to the Holder an amount equal to the sum of the Prepayment Prices for all outstanding Advances (determined in accordance with the principles of clause (1) of this subparagraph (d)).

The price described in subclause (A) of clause (1) of this subparagraph (d) shall be calculated by the Secretary of the Treasury as of the close of business on the second Business Day before the Intended Prepayment Date, using standard calculation methods of the United States Department of the Treasury. FFB shall deliver by facsimile transmission (fax) to the Borrower a written notice by 12:00 noon (Washington, DC, time) on the Business Day immediately preceding the Intended Prepayment Date specifying the Prepayment Price for the Advance or Portion and setting out separately principal, accrued interest, premium (if any), and Late Charges (if any); provided, however, that failure on the part of FFB to deliver any notice of the Prepayment Price

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by 12:00 noon (Washington, DC, time) or failure on the part of the Borrower to receive any notice of the Prepayment Price shall not relieve the Borrower of the payment obligation described in subparagraph (e) of this paragraph 14, but rather shall give rise to a responsibility on the part of the Borrower to make inquiry to FFB for the Purchase Price.

(e) Payment of the Prepayment Price for any Advance or any Portion shall be due to the Holder before 3:00 p.m. (Washington, DC, time) on the Intended Prepayment Date for such Advance or Portion.

(f) Each prepayment of a Portion shall, as to the principal amount of such Portion, be subject to a minimum amount equal to $100,000.00 of principal; except that the minimum principal amount limitation shall not apply to a prepayment of a Portion if:

(1) the prepayment is made to satisfy the Borrower’s obligation to make a mandatory prepayment under the “Security Instruments” (as that term is defined in paragraph 19 of this Note); and

(2) the Borrower has certified to that fact in the respective Prepayment Election Notice.

(g) In the event that the Borrower makes a Prepayment Election with respect to any Portion of an Advance, then the Prepayment Price paid for such Portion will be applied as provided in paragraph 13 of this Note, and, with respect to application to outstanding principal, such Prepayment Price shall be applied to principal installments in the inverse order of maturity.

(h) In the event that the Borrower makes a Prepayment Election with respect to any Portion of an Advance, then the outstanding principal amount of such Advance, from and after such partial prepayment, shall be due and payable in accordance with this subparagraph (h).

(1) The amount of the quarterly principal installments that will be due after such partial prepayment shall be equal to the quarterly installments of equal principal that were due in accordance with the level principal repayment schedule that applied to such Advance immediately before such partial prepayment.

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(2) The equal payments of principal shall be due beginning on the first Payment Date to occur after such partial prepayment, and shall be due on each Payment Date to occur thereafter up through and including the date on which the entire principal amount of such Advance and all unpaid interest (and Late Charges, if any) accrued thereon, are paid.

15.	Rescission of Prepayment Elections; Late Charges for Late Payments of Prepayment Prices.

(a) The Borrower may rescind any Prepayment Election made in accordance with paragraph 14 of this Note, but only in accordance with this paragraph 15.

(b) The Borrower shall deliver to FFB written notification of each rescission of a Prepayment Election (each such notification being an “Election Rescission Notice”) specifying the particular Advance for which the Borrower wishes to rescind such Prepayment Election, which specification must make reference to the particular “Advance Identifier” (as that term is defined in the Note Purchase Agreement) that FFB assigned to such Advance (as provided in the Note Purchase Agreement). The Election Rescission Notice may be delivered by facsimile transmission to FFB at (202) 622-0707 or at such other facsimile number or numbers as FFB may from time to time communicate to the Borrower.

(c) To be effective, an Election Rescission Notice must be received by FFB not later than 3:30 p.m. (Washington, DC, time) on the second Business Day before the Intended Prepayment Date.

(d) In the event that the Borrower (1) makes a Prepayment Election in accordance with paragraph 14 of this Note, (2) does not rescind such Prepayment Election in accordance with this paragraph 15, and (3) does not, before 3:00 p.m. (Washington, DC, time) on the Intended Prepayment Date, pay to FFB the Prepayment Price described in paragraph 14(d) of this Note, then a Late Charge shall accrue on any such unpaid amount from the Intended Prepayment Date to the date on which payment is made, computed in accordance with the principles of paragraph 11 of this Note.

16.	Amendments to Note.

To the extent not inconsistent with applicable law, this Note shall be subject to modification by such amendments, extensions, and renewals as may be agreed upon from time to time by the Holder and the Borrower, with the approval of the Secretary.

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17.	Certain Waivers.

The Borrower hereby waives any requirement for presentment, protest, or other demand or notice with respect to this Note.

18.	Effective Until Paid.

Except as provided in section 6.2 of the Note Purchase Agreement, this Note shall continue in full force and effect until all amounts due and payable hereunder have been paid in full.

19.	Security Instruments; Secretary as “Holder” of Note for Purposes of the Security Instruments.

This Note is one of the notes permitted to be executed and delivered by, and is entitled to the benefits and security of, the particular security instruments specified on page 1 of this Note (such security instruments, as they may have heretofore been, and as they may hereafter be, amended, supplemented, restated, or consolidated from time to time in accordance with its or their terms, being, collectively, the “Security Instruments”), whereby the Borrower pledged and granted a security interest in certain property of the Borrower, described therein, to secure the payment and performance of certain obligations owed to the Secretary and any other Holder of this Note or participation share hereof, as set forth in the Security Instruments. For purposes of the Security Instruments, in consideration of the undertakings by the Secretary set forth in the Program Financing Agreement and the Note Purchase Agreement, and the affirmation by the Secretary dated as of even date herewith, delivered by the Secretary to FFB as provided in the Note Purchase Agreement (the “Secretary’s Affirmation”), the Secretary shall be considered to be, and shall have the rights, powers, privileges, and remedies of, the Holder of this Note.

20.	Default and Enforcement.

In case of a default by the Borrower under this Note or the occurrence of an event of default under the Security Instruments, then, in consideration of the undertakings by the Secretary set forth in the Program Financing Agreement and the Note Purchase

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Agreement, and the Secretary’s Affirmation, the Secretary, in his own name, shall have all rights, powers, privileges, and remedies of the Holder of this Note, in accordance with the terms of this Note and the Security Instruments, including, without limitation, the right to enforce or collect all or any part of the obligation of the Borrower under this Note or arising as a result of the Secretary’s Affirmation, to file proofs of claim or any other document in any bankruptcy, insolvency, or other judicial proceeding, and to vote such proofs of claim.

21.	Acceleration.

The entire unpaid principal amount of this Note, and all interest thereon, may be declared, and upon such declaration shall become, due and payable to the Secretary, under the circumstances described, and in the manner and with the effect provided, in the Security Instruments.

22.	Governing Law.

This Note shall be governed by, and construed and interpreted in accordance with, Federal law and not the law of any state or locality. To the extent that a court looks to the laws of any state to determine or define the Federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws.

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DOE (ATV)	TESLA MOTORS, INC.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its corporate name and its corporate seal to be hereunder affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

TESLA MOTORS, INC.

BY:

		Signature:	/s/ Deepak Ahuja

		Name:	Deepak Ahuja

		Title:	Chief Financial Officer

ATTEST:

		Signature:	/s/ Craig W. Harding

(SEAL)		Print Name:	Craig W. Harding

		Title:	Assistant Secretary

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DOE (ATV)	TESLA MOTORS, INC.

SCHEDULE 1

Security Instruments

1.	Loan Arrangement and Reimbursement Agreement, between Tesla Motors, Inc. and the United States Department of Energy (the “Arrangement Agreement”);

2.	Collateral Trust Agreement among Tesla Motors, Inc., each Guarantor (as defined in the Arrangement Agreement), and Midland Loan Services, Inc., as collateral trustee;

3.	Pledge and Security Agreement among Tesla Motors, Inc., each Guarantor (as defined in the Arrangement Agreement) and Midland Loan Services, Inc., as collateral trustee;

4.	Guarantee by Tesla Motors New York LLC and any other Subsidiaries of Borrower that become a Guarantor thereunder in favor of the United States Department of Energy, FFB and each other holder from time to time of the Notes;

5.	Notice of Grant of Security Interest in Patents made by Tesla Motors, Inc. in favor of Midland Loan Services, Inc., as collateral trustee;

6.	Notice of Grant of Security Interest in Trademarks made by Tesla Motors, Inc. in favor of Midland Loan Services, Inc., as collateral trustee;

7.	Deposit Account Control Agreement among Tesla Motors, Inc., City National Bank and Midland Loan Services, Inc., as collateral trustee;

8.	Restricted Account and Securities Account Control Agreement among Tesla Motors, Inc., Wells Fargo Bank, National Association and Midland Loan Services, Inc., as collateral trustee;

9.	Securities Account Consent – Control Agreement among Tesla Motors, Inc., Wells Fargo Securities, LLC and Midland Loan Services, Inc., as collateral trustee

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10.	Deposit Account Control Agreement among Tesla Motors, Inc., HSBC Bank USA, National Association and Midland Loan Services, Inc., as collateral trustee;

11.	Blocked Account Control Agreement (Dedicated Account) among Tesla Motors, Inc., PNC Bank, N.A. and Midland Loan Services, Inc., as collateral trustee;

12.	Blocked Account Control Agreement (Initial Debt Service Account) among Tesla Motors, Inc., PNC Bank, N.A. and Midland Loan Services, Inc., as collateral trustee;

13.	Uncertificated Securities Control Agreement among Tesla Motors, Inc., Tesla Motors GmbH and Midland Loan Services, Inc., as collateral trustee;

14.	Uncertificated Securities Control Agreement among Tesla Motors, Inc., Tesla Motors Taiwan Limited and Midland Loan Services, Inc., as collateral trustee;

15.	Uncertificated Securities Control Agreement among Tesla Motors, Inc., Tesla Motors S.A.R.L. and Midland Loan Services, Inc., as collateral trustee;

16.	Collateral Access Agreement among The Board of Trustees of the Leland Stanford Junior University, the United States Department of Energy and Tesla Motors, Inc.;

17.	Intercompany Subordination Agreement among Tesla Motors, Inc., each Guarantor, and Midland Loan Services, Inc., as collateral trustee; and

18.	Each other security document delivered to the United States Department of Energy and/or the Collateral Trustee granting a Lien (as defined in the Arrangement Agreement) on any property of any person to secure the Secured Obligations (as defined in the Arrangement Agreement), including the obligations of Tesla Motors, Inc. under Note P.

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